                                                                    EXHIBIT 10.2

                          CONSTRUCTION LOAN AGREEMENT
                          ---------------------------

     This AGREEMENT made as of the 28/th/ day of April, 2000 by and between IPG PHOTONICS CORPORATION, a Delaware corporation with its principal place of business at 660 Main Street, Sturbridge, Massachusetts 01566 (the "Borrower") and FAMILY BANK, FSB, a federal savings bank, at its office at 370 Main Street, Worcester, Massachusetts 01608 (the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

1.   RECITALS
     --------

     1.1 Borrower owns certain real estate located on Old Webster Road, Oxford, Massachusetts (hereinafter referred to as the "Premises") and more particularly described in Exhibit A annexed hereto, and proposes to incur certain costs and
             ---------
expenses in connection with the construction of two office/assembly buildings on the Premises (hereinafter called the "Improvements") in accordance with (i) the plans, drawings, and specifications described in Exhibit B annexed hereto, and
                                                 ---------
(ii) plans, drawings and specifications to be developed and prepared after the date hereof which future plans, drawings and specifications and all amendments must be approved in writing by Lender prior to the use thereof by Borrower (all such existing and future plans, drawings and specifications being hereinafter collectively referred to as the "Plans"); and

     1.2 Borrower simultaneously herewith is executing or causing to be executed and delivering to Lender:

          1.2.1 a Promissory Note dated of even date herewith by Borrower in the principal amount of $6,500,000.00 (the "Note");

          1.2.2 a Mortgage and Security Agreement dated of even date herewith by Borrower with respect to the Premises (the "Mortgage");

          1.2.3 a Collateral Assignment of Construction Contract dated of even date herewith by Borrower (the "Construction Assignment");

          1.2.4 a Collateral Assignment of Architect's Contract and Plans and Specifications dated of even date herewith by Borrower (the "Architect and Plans and Specifications Assignment");

          1.2.5 a Collateral Assignment of Licenses, Permits and Agreements dated of even date herewith by Borrower (the "Permits Assignment");

          1.2.6 UCC Financing Statements against Borrower to be filed with the Massachusetts Secretary of State, the Clerks of the Towns of Oxford and Sturbridge, and the Worcester District Registry of Deeds (the "Financing Statements");

          1.2.7 Unlimited Guaranty dated of even date herewith with respect to the obligations of Borrower to Lender by IP Fibre Devices (UK) Limited (the "Corporate Guaranty");

          1.2.8 Unlimited Guaranty dated of even date herewith with respect to the obligations of Borrower to Lender by Valentin P. Gapontsev (the "Individual Guaranty"); and

          1.2.9 an Assignment of Life Insurance Policy as Collateral with respect to a life insurance policy on the life of Valentin P. Gapontsev in the minimum amount of $3,000,000.00 (the "Life Insurance Assignment").

(The Note, the Mortgage, the Construction Assignment, the Architect and Plans and Specifications Assignment, the Permits Assignment, the Financing Statements, the Corporate Guaranty, the Individual Guaranty and the Life Insurance Assignment are hereinafter collectively referred to as the "Security Instruments".)

     1.3 Borrower has entered into an agreement dated March 10, 2000 (hereinafter referred to as the "Construction Contract") with Aho Construction, Inc. (hereinafter referred to as the "Contractor") to construct the Improvements (including all development and site work) on the Premises; and

     1.4 Lender is willing to lend to Borrower sums of money to be evidenced by the Note of Borrower (the "Loan") upon the terms and covenants and subject to the conditions hereinafter set forth.

2.   AGREEMENTS
     ----------

     2.1  Lender's Agreement to Advance Proceeds
          --------------------------------------

          Lender agrees (provided the terms, conditions, covenants and agreements hereof shall be observed and performed, and subject to the conditions hereinafter set forth) to make advances to Borrower of the proceeds of the Note from time to time up to a total amount not exceeding the principal amount thereof, such proceeds being hereinafter referred to as the "Loan Proceeds."
The Loan Proceeds shall be advanced to finance construction of the Improvements.

     2.2  Conditions Precedent
          --------------------

          As conditions precedent to Lender's obligation to make advances from time to time of the Loan Proceeds, Borrower shall, at the time of the advance in question:

          2.2.1 hold marketable title to the Premises in fee simple and full possession thereof, free and clear of all liens and encumbrances except such as are approved by Lender in writing and except such permitted exceptions as are set forth in Exhibit C annexed hereto;
             ---------

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          2.2.2  have granted to Lender a fully perfected first mortgage on the
Premises and Improvements, a fully perfected first security interest in accordance with the Uniform Commercial Code in the accounts receivable and inventory of the Borrower and the fixtures of the Borrower located or to be located on the Premises, an assignment of licenses, permits, agreement, plans and specifications pertaining to the Improvements and an assignment of leases and rents with respect to the Premises to secure the Note of Borrower and the obligations of Borrower under this Agreement;

          2.2.3 have delivered to Lender a mortgagee's title insurance policy in the face amount of Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00) issued by First American Title Insurance Company (hereinafter referred to as the "Title Insurance Company") in the form of the American Land Title Association's standard form of mortgagee title insurance policy (or in such other form as may be required by statute); said policy to show no prior liens or encumbrances except and particularly approved in writing by Lender; to contain only standard exceptions, excluding, without limitation, any exceptions for lack of a survey or mechanics' and materialmen's liens, and to be in all respects satisfactory to Lender;

          2.2.4 have entered into and delivered to Lender a written Construction Contract with Contractor, which Contract and Contractor first shall have been approved in writing by Lender, a collateral assignment of the Construction Contract in a form acceptable to Lender, and a performance bond issued by a surety acceptable to Lender and naming Lender as loss payee, securing performance of the Construction Contract;

          2.2.5 have delivered to Lender evidence in form and substance satisfactory to Lender, that all public utilities necessary for the construction and operation of the Improvements upon the Premises for their intended purposes are available at the boundaries of the Premises and there is no impediment or restriction to connecting any of such facilities to the Improvements;

          2.2.6 have delivered to Lender a certified survey showing the location and dimensions of the proposed Improvements, utilities, parking areas, rights-of-way and all easements affecting the Premises, and the points of access to the main road upon which the Premises front and including a certification that all proposed Improvements, if constructed in accordance with the Plans, will be in full compliance with all zoning laws and regulations applicable thereto;

          2.2.7 have delivered to Lender an opinion of Borrower's counsel, in form and substance satisfactory to Lender, that the Loan has been duly authorized by Borrower; that the Note and the Security Instruments are binding obligations of Borrower or the guarantors, as applicable; that construction and operation of the Improvements, as contemplated hereunder, will not violate any applicable zoning or building code, law, ordinance or other governmental regulation; that all necessary action required by federal, state and/or local law to be taken pursuant to the construction and completion of the Improvements has been taken; and containing such other opinions as Lender may request;

          2.2.8 have delivered to Lender written assurances satisfactory to Lender from Borrower's engineer, and Contractor that Lender shall have the same rights as Borrower to the

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continued use of the Plans and all services related thereto for the construction of the Improvements;

          2.2.9 not be in default with respect to any of the provisions of this Agreement to be performed or observed;

          2.2.10 have submitted to Lender all subcontractors' subcontracts requested by Lender; Lender reserving the right at any time to require submission of subcontracts from (i) each and every subcontractor and material supplier whose bid represents ten percent (10%) or more of the total construction costs and (ii) a sufficient number of subcontractors and material suppliers whose bids collectively represent not less than seventy percent (70%) of the total costs of construction, and Lender reserving the right to approve or disapprove of each such subcontractor and subcontract;

          2.2.11 have qualified for a first advance hereunder within thirty (30) days from the date hereof or such other date as may be agreed upon in writing by the parties hereto; and

          2.2.12 have delivered to Lender copies of all partial waiver and subordination forms, releases, notices of contract, notices of identification, statements of account, statements of claim and other documents relating to the Improvements or the Premises by whomsoever filed.

     2.3  Representations of Borrower
          ---------------------------

          Borrower represents and warrants to Lender:

          2.3.1 that at least one copy of the Plans has been deposited with Lender;

          2.3.2 that the Plans have been filed with all governmental authorities having jurisdiction, that it has obtained all necessary approvals thereof and all necessary building, zoning, parking, street opening, access, and other permits from said authorities, and that construction and operation of the Improvements on the Premises will not violate (i) any zoning, building code, subdivision, or land use ordinance, regulation or law promulgated by any governmental agency, department or subdivision, including without limiting the generality of the foregoing, the United States Environmental Protection Agency and the Massachusetts Department of Environmental Protection or (ii) any restrictions of any kind affecting the Premises;

          2.3.3 that all utilities and services necessary for the operation of the Improvements for their intended purpose (including, without limitation, water, gas, electricity, telephone, and storm and sanitary sewer facilities) are available at the boundary of the Premises, can be tapped into or installed by Borrower, and are of sufficient capacity to adequately meet all needs and requirements necessary for the operation of the Improvements for their intended purposes;

          2.3.4 that there is unrestricted access for the passage of motor vehicles to and from the Premises to and from the main road upon which the Premises fronts and all required curb cut or access permits (if any) have been obtained;

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          2.3.5  that no part of the Premises is located in a designated flood hazard area (as defined in the Flood Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994);

          2.3.6 that all test borings and other engineering studies normally performed by prudent developers of similar projects on similar type land have been performed and have yielded results normally considered favorable to permit the utilization and development of the Premises for the purpose herein referred to;

          2.3.7 that there are no easements across or affecting the Premises which will have any adverse effect upon the operation of the Improvements for their intended purpose, nor which will in any way interfere with the construction of the Improvements on the Premises;

          2.3.8 that Borrower is the true, sole and lawful owner of the Premises, is lawfully seized and possessed of the same in fee simple, and has good right, full power and lawful authority to mortgage, grant, bargain, sell and convey the same and the Security Instruments, when properly filed and recorded, will all create valid liens on the Premises;

          2.3.9 that the execution and delivery of, and the performance by Borrower of its obligations under this Agreement, the Note, and the Security Instruments have been authorized by all appropriate action; and that said instruments, upon delivery, will be the valid and binding obligations of Borrower, enforceable in accordance with their respective terms, and will not violate or conflict with any other agreements or instruments to which Borrower is a party or by which Borrower is bound;

          2.3.10 that no litigation or proceedings are pending or threatened against Borrower or the Premises, or any properties adjacent to the Premises, which would or might affect the validity or priority of the lien of the Mortgage or other security for the Note on the Premises or which could or might materially affect Borrower's ability to perform this Agreement;

          2.3.11 that the making of the Loan or Lender's acquisition of the Note or any of the Security Instruments will not subject Lender to any claim for a brokerage commission;

          2.3.12 that all financial statements and other information furnished to the Lender by the Borrower and the guarantors in connection with the Loan, the Premises and the Improvements are true, accurate and complete in all material respects and fairly present the financial condition of the Borrower and the guarantors as of the respective dates of such statements;

          2.3.13 that neither the Borrower nor any of the guarantors is subject to any contingent liabilities or obligations (whether for taxes, long-term commitments or otherwise) which are not accurately reflected in financial information furnished to the Lender in connection with the Loan; and

          2.3.14 that each Borrower and guarantor has filed all required tax returns and paid all applicable federal, state and local taxes.

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     Each of the foregoing representations and warranties shall survive the making of the Loan and each advance of the Loan Proceeds hereunder, and Borrower shall indemnify and hold harmless Lender from and against any loss, damage or liability attributable to the breach thereof, including all fees and expenses incurred in the defense or settlement of any claim arising therefrom against Lender.

     2.4  Covenants of Borrower
          ---------------------

          Until payment in full of the Note and all other sums required to be paid by Borrower under the Security Instruments and this Agreement, Borrower shall:

          2.4.1 cause the Improvements to be constructed, equipped and completed, diligently and continuously and with all reasonable dispatch, in accordance with all laws, rules, regulations and requirements of all governmental authorities having jurisdiction with respect to the Improvements, the appropriate Board of Fire Underwriters, and the Plans and any modifications and additions to the Plans which may be deemed necessary or desirable by Lender and/or Lender's construction representative, which modifications and additions to the Plans, Borrower agrees to provide within ten (10) days after Lender's request therefor;

          2.4.2 in any event, cause the Improvements to be completed and ready for operation and occupancy on or before April 28, 2001 (the "Construction Completion Date");

          2.4.3 make no material changes or amendments to the Plans and make no change orders without the prior written approval of Lender;

          2.4.4 with respect to any amendments or supplements to the Plans, to which Lender shall have given its prior written approval, file all such amendments and supplements with, and obtain all necessary approvals from, all governmental authorities having jurisdiction thereof and promptly deliver true copies thereof to Lender;

          2.4.5 permit Lender and its representatives to enter upon the Premises and inspect the Improvements at all times during normal business hours and examine all detailed plans, shop drawings, specifications and other books and records relating to the Premises and the Improvements;

          2.4.6 not enter into any lease with respect to the Premises (excepting equipment leases) without first having submitted to the Lender a copy of said lease together with a duly executed subordination of lease agreement;

          2.4.7 within five (5) days after construction of the foundation has been completed, deliver a certificate from an engineer or surveyor satisfactory to Lender to the effect that no part of the foundation or Improvements encroaches on any adjoining parcel of land, that the foundation is located on the Premises in accordance with the Plans, and that all Improvements then constructed are contained within the boundaries of the Premises and are in compliance with all applicable setback (front, side, and rear) requirements;

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          2.4.8  permit Lender to erect an appropriate sign on the Premises at such location as Lender, in its discretion, may determine, indicating that the Improvements are being financed by Lender;

          2.4.9  furnish or cause to be furnished to Lender:

                 2.4.9.1 as soon as available, but in any event upon filing with applicable taxing authorities, a copy of each federal and state tax return of Borrower and any guarantors;

                 2.4.9.2 as soon as available, but in any event within fifteen
(15) days after the close of each fiscal month: (a) a statement of stockholders' equity and a statement of changes in cash flow of Borrower for such fiscal month; (b) income statement of Borrower for such fiscal month; and (c) balance sheets of Borrower as of the end of such fiscal month-all such statements to be in reasonable detail, including all supporting schedules and comments and any management letters issued with respect to Borrower; the statements and balance sheets to be certified as accurate and complete by the President or chief financial officer of Borrower and acceptable to Lender in accordance with generally accepted accounting principles, such statement to present fairly the financial position and results of operations of Borrower;

                 2.4.9.3 as soon as available, but in any event within forty-five (45) days after the close of each fiscal quarter: (a) a statement of stockholders' equity and a statement of changes in cash flow of IP Fibre Devices
(UK) Limited for such fiscal quarter; (b) income statement of 113 Fibre Devices
(UK) Limited for such fiscal quarter; and (c) balance sheets of IP Fibre Devices
(CK) Limited as of the end of such fiscal quarter - all such statements to be in reasonable detail, including all supporting schedules and comments and any management letters issued with respect to IP Fibre Devices (UK) Limited; the statements and balance sheets to be certified as accurate and complete by the President or chief financial officer of IP Fibre Devices (UK) Limited and acceptable to Lender in accordance with generally accepted accounting principles, such statement to present fairly the financial position and results of operations of IP Fibre Devices (UK) Limited and to be stated in United States dollars;

                 2.4.9.4 as soon as available, but in any event within ninety
(90) days after the close of each fiscal year: (a) a statement of stockholders' equity and a statement of changes in cash flow of each of Borrower and IP Fibre Devices (UK) Limited for such fiscal year: (b) income statement of each of Borrower and IP Fibre Devices (UK) Limited for such fiscal year; and (c) balance sheets of each of Borrower and IP Fibre Devices (UK) Limited as of the end of such fiscal year-all such statements to be in reasonable detail, including all supporting schedules and comments and any management letters issued with respect to each of Borrower and IP Fibre Devices (UK) Limited; the statements and balance sheets to be prepared upon audit by an independent certified public accountant selected by each of Borrower and IP Fibre Devices (UK) Limited and acceptable to Lender in accordance with generally accepted accounting principles, such statement to present fairly the financial position and results of operations of each of Borrower and IP Fibre Devices (UK) Limited and, in the case of IP Fibre Devices (UK) Limited, to be stated in United States dollars;

                 2.4.9.5 if Borrower becomes a public company, quarterly financial statements required to be filed with the Securities and Exchange Commission in lieu of the

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monthly statements required by Section 2.4.9.2 above and, promptly after the sending or making available or filing of the same, copies of all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders and all registration statements and reports that the Borrower or any guarantor files with the Securities and Exchange Commission or any regulatory agency; and

                 2.4.9.6 as soon as available, but in any event within ninety
(90) days after the end of each calendar year, complete, accurate, signed personal financial statements of Valentin P. Gapontsev, in form satisfactory to Lender;

          2.4.10 furnish Lender such budgets and revisions of budgets as Lender may require in order to show the estimated cost of construction of Improvements and the amount of funds required, at any given time, to pay for the completion thereof;

          2.4.11 in the event that any of the Improvements shall be damaged or destroyed by fire or any other casualty exceeding $250,000.00 as determined by an independent insurance adjuster, and Lender shall have agreed in its business judgment, after reviewing the delay, if any, caused by such casualty loss and the impact upon Borrower's business plans and prospects and financial condition, to make the proceeds of any fire insurance available, proceed with the restoration thereof and diligently prosecute the work of restoration to completion. No part of the cost of such restoration shall be made the basis of any application for advances of Loan Proceeds under this Agreement unless all proceeds of insurance shall be first exhausted in the restoration of the damage to the Improvements;

          2.4.12 cooperate fully with Lender with respect to any proceedings before any court, board or governmental agency which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Security Instruments and, in connection therewith, permit Lender, at its election, to participate in any such proceedings;

          2.4.13 make no changes in ownership beyond those permitted by Section
2.4.18 below, or in the nature of business of the Borrower or the active involvement of Valentin P. Gapontsev in the operations of the Borrower, without the prior written consent of the Lender, which consent shall not be unreasonably withheld or conditioned;

          2.4.14 maintain its principal depository accounts with the Lender;

          2.4.15 establish and maintain with the Lender a construction fund account for all funds used by Borrower for construction of the Improvements, including, without limitation, Loan Proceeds;

          2.4.16 establish and maintain with Lender a segregated account into which shall be deposited all first round equity funds raised by Borrower through private placements during the term of the Loan;

          2.4.17 maintain, at all times, a Debt Service Coverage Ratio of not less than 1.20:1.00, to be tested as of the end of each fiscal year of Borrower. For purposes of this Section 2.4.17, "Debt Service Coverage Ratio" means, for any applicable fiscal period, the ratio equal to

(i) net profit of Borrower plus depreciation and amortization divided by (ii)
(a) current maturities of long term debt and capital leases, plus (b) interest expense of Borrower;

          2.4.18 not permit any transfer, sale, redemption, retirement, or other change in the ownership of more than twenty percent (20%) of the outstanding capital stock of Borrower, without Lender's prior written consent, which consent shall not be unreasonably withheld or conditioned;

          2.4.19 permit the Lender to conduct quarterly field examination of Borrower at Borrower's cost and expense not exceeding $1,000.00 per examination; and

          2.4.20 pay, perform and observe all obligations now existing, or arising in the future, to Massachusetts Capital Resource Company ("MCRC") or any other subordinated lender pertaining to financing provided with respect to the construction of the Improvements.

     2.5  Total Project Budget
          --------------------

          2.5.1  Borrower represents and warrants that Exhibit D attached hereto
                                                       ---------
contains a complete and full enumeration of all costs (hard, soft, and land costs) which Borrower anticipates will be incurred in connection with the construction and development of the Improvements and in connection with the starting up of the operation of the Improvements; Exhibit D being hereinafter
                                                  ---------
referred to as the "Total Project Budget."

          2.5.2 The Total Project Budget will be financed in accordance with Exhibit D and this Agreement by:

                 2.5.2.1 $5,500,000.00 in equity funds or subordinated debt from MCRC, or binding commitments acceptable to Lender for equity injections or subordinated debt from MCRC in such amounts, to be provided by Borrower; and

                 2.5.2.2 the balance (not to exceed $6,500,000.00) from the Loan Proceeds.

          2.5.3  It is understood and agreed that:

                 2.5.3.1 initial equity funds required to be provided by Borrower shall be fully expended in payment of items listed in the Total Project Budget prior to the disbursement of any of the Loan Proceeds by Lender, and any subordinated loans from MCRC shall be disbursed pari passu with Loan Proceeds disbursed by Lender;

                 2.5.3.2 the undistributed Loan Proceeds and subordinated loans to be disbursed by MCRC at all times shall equal or exceed the amount necessary to pay for the completion of the Improvements, including (i) all items set forth in the Total Project Budget; (ii) all incurred cost overruns and incurred costs for items not included in the Total Project Budget; and (iii) all cost overruns and costs not included in the Total Project Budget which Lender deems likely to be incurred;

               2.5.3.3 the undistributed portion of the Loan Proceeds allocated to each item in the Total Project Budget at all times shall equal or exceed the amount necessary to pay for such items;

               2.5.3.4 if for any reason the amount of such undistributed Loan Proceeds with respect to the Improvements or any of the individually budgeted items set forth in Exhibit D shall at any time be, or become, or in the judgment
                   ---------
of Lender appear reasonably likely to become, insufficient for the purpose described in Subsections 2.5.3.2 or 2.5.3.3 (regardless of how such condition may be caused), Borrower will, within five (5) days after written request by Lender, deposit an amount equal to the deficiency with Lender, which deposit first shall be exhausted before any further disbursement of the Loan Proceeds shall be made; and

               2.5.3.5 the amount of the outstanding indebtedness of Borrower to Lender shall not exceed 80% of the fair market value of the Premises as determined from time to time by appraisals acceptable to Lender.

     2.6  Advances of Loan Proceeds
          -------------------------

          2.6.1 Provided Borrower shall have first expended $2,500,000.00 of its initial equity funds in the payment of hard costs listed in the Total Project Budget as certified to by Lender's construction representative or in the payment of soft costs listed in the Total Project Budget as verified by proof satisfactory to Lender; provided Borrower shall not be in default under, and there shall exist no event of default under, this Agreement or the Note, or any of the Security Instruments, or any other agreement or instrument executed in connection herewith, nor shall there exist any condition or event which, with the giving of notice or lapse of time, or both, would constitute such an event of default; provided Borrower shall have complied with the provisions of Section
2.2 hereof; and provided Borrower shall have paid all interest charges then due, and all fees of Lender's construction representative and legal fees incurred in connection with the construction of the Improvements or the Note or the Loan evidenced thereby, and subject to the provisions of Section 2.5 hereof, Lender, upon written application by Borrower (made not less than seven (7) business days prior to the date of the requested advance under this Section 2.6 and made not more often than every thirty (30) days), shall make advances from the Loan Proceeds pari passu with any subordinated loans from MCRC or equity funds in excess of the first $2,500,000.00 of equity as hereinafter specified.

          2.6.2 The amount of each such advance, together with advances from MCRC, shall represent:

                2.6.2.1 ninety-five percent (95%) of the total "hard costs" incurred by Borrower (i.e., costs incurred under the Construction Contract) and approved by Lender in conformance with the budgeted expenses enumerated in Exhibit D in connection with the construction of the Improvements as of the date
---------
of the advance application in excess of funds required to be provided and expended by Borrower under the terms hereof as of the date of said advance application, less any amounts previously advanced by Lender from the Loan Proceeds but in no event more that the amount certified by Lender's construction representative (whose costs and fees shall be borne by the Borrower) as then being due and payable; and

                2.6.2.2 such portion of the "soft costs" enumerated in Exhibit D
                                                                       ---------
incurred by Borrower in connection with the construction of the Improvements as of the date of the advance application, as Lender in its uncontrolled discretion shall deem reasonable in relation to the hard costs incurred as of the date of the advance application, provided that the Lender agrees that it shall advance Loan Proceeds to pay the architect's fees included in the Construction Contract.

          2.6.3 Each application for advances pursuant to this Section 2.6. must be accompanied by the following:

                2.6.3.1 a completed itemized request for payment, signed by Contractor and Borrower on a standard AIA Requisition Form or in such other form approved by Lender;

                2.6.3.2 the written report of the Title Insurance Company as of the date of the making of such advance, affirmatively insuring such advance and that there are no liens or other encumbrances on the Premises (other than real estate taxes for the then current year, payment of which is not in default, the Security Instruments and such other liens and encumbrances as appeared in the policy of title insurance delivered prior thereto to Lender) and no notice of contract or other notice of intention to file liens thereon in any public office; unless released, subordinated or waived as provided in subparagraph
2.6.3.4 of this Section 2.6;

                2.6.3.3 Lender's inspection and verification that, or (at Lender's option) a certificate of the construction representative of Lender, as selected by Lender in its sole discretion (who will make monthly inspections of the Premises and Improvements on Lender's behalf, the cost of each such inspection to be borne by Borrower), that all work performed at the site of construction when the advance is requested has been performed in good and workmanlike manner, that all materials and fixtures usually furnished and installed at that time have been furnished and installed, all in accordance with the Plans, and that sufficient hard cost Loan Proceeds remain undisbursed to complete the Improvements in accordance with the Plans and the Total Project Budget set forth in Exhibit D;
                    ---------

                2.6.3.4 such fully executed lien releases, waivers, partial waiver and subordination forms, and affidavits from, or the submission of other appropriate forms by, Borrower, Contractor, subcontractors and materialmen as Lender may require; and

                2.6.3.5 an affidavit of Borrower that as of the date of the advance application, Borrower knows of no material or substantive fact which will or could in any way impair completion of the Improvements in accordance with the Plans or impair the timely repayment of the Loan or interfere with the operation of the Improvements for their intended purpose.

          2.6.4 The making of any advance or any part of an advance shall not be deemed an approval or acceptance by Lender of the work theretofore done or of materials theretofore furnished.

          2.6.5 Advances of the Loan Proceeds made pursuant to this Section 2.6 shall, at the option of Lender, be made (i) directly to Borrower by check or wire transfer, or by depositing same in Borrower's checking account with Lender,
(ii) by check payable to Borrower and

Contractor jointly and delivered either to Borrower or Contractor, (iii) by check or wire transfer payable to Contractor or, after the occurrence of an Event of Default or if the Lender determines it is necessary to protect its lien upon the Premises, directly to other subcontractors, materialmen, and creditors of the Improvements, (iv) to the Title Insurance Company by check or wire transfer for disbursement in accordance with Lender's directions, or (v) by any combination of the above. Lender reserves the right to condition each and every advance pursuant to this Section 2.6.5 upon Borrower's certification that such advance(s) has or have been made within such time as necessary to grant and/or preserve the priority of Lender's lien on the Premises.

          2.6.6 Lender shall advance to Borrower the balance of the funds to be loaned hereunder for which Borrower has qualified (but not earlier than thirty
(30) days after the last advance of funds provided under this Section 2.6) as soon as Borrower shall have delivered to Lender the following:

                2.6.6.1 a written certificate of the construction representative selected by Lender, that the construction of the Improvements and the installation of the equipment to be installed therein has been completed in a good workmanlike manner in accordance with the Plans;

                2.6.6.2 a duly executed, notarized and recorded Notice of Substantial Completion;

                2.6.6.3 a written report of the Title Insurance Company that there are no liens or other encumbrances on the Premises (other than real estate taxes for the then current year, payment of which is not in default, the Mortgage and such other liens and encumbrances as appear in the policy of title insurance delivered prior thereto to Lender) and no notices of contract or other notice of intention to file liens thereon in any public office; if not previously submitted to and accepted by Lender in a format acceptable to Lender, a certificate by Borrower in form and substance satisfactory to Lender, listing all categories of Improvements costs and the amount paid by Borrower with respect to each;

                2.6.6.4 the written certificates of Borrower and the Contractor that they, and each of them, have received no affidavits, notices of identification, or other notices in connection with the obtaining of a mechanic's lien by any contractor, subcontractor, subsubcontractor, materialman or laborer;

                2.6.6.5 such lien releases, notices of dissolution of lien, waivers, subordinations and affidavits from, or the submission of other appropriate forms by Borrower, Contractor, any architect, subcontractors and materialmen as Lender may require;

                2.6.6.6 an affidavit of Borrower that as of the date of the final advance application Borrower knows of no material or substantive fact which will or could in any way negatively impact the Improvements, repayment of the Loan, or operation of the Premises for their intended purpose;

                2.6.6.7 a copy of the original permanent certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued or required to be issued by the various governmental authorities having jurisdiction with respect to the Improvements and by the appropriate Board of Fire Underwriters, or other similar bodies; and

                    2.6.6.8 true, correct and complete copies of "as built" plans including the location of foundations, underground utilities, septic systems, retention and detention ponds, irrigation wells, drains, and irrigation system components.

          2.6.7 Lender, in its sole discretion, may advance parts or the whole of any advances before the requirements in Section 2.6.3 or 2.6.6 are complied with, and all such advances or payments shall be deemed to have been made pursuant to this Agreement, provided Lender will consult with Borrower prior to doing so except in cases of emergency.

          2.6.8 Borrower agrees that Lender shall assume no duty with respect to disbursement of the Loan Proceeds and that any sums disbursed by Lender in good faith and in reliance upon this Agreement, or the Security Instruments, shall be secured by the lien of the Security Instruments, and that Lender, in its discretion, may make such changes in the method of disbursing the Loan Proceeds and the conditions precedent thereto as Lender may deem reasonable.

          2.6.9 With the exception of change orders of $10,000.00 or less in each instance up to an aggregate sum of $100,000.00, at no time shall Lender be under any obligation to make advances of the Loan Proceeds for any costs or expenses not specifically provided for in the Total Project Budget or for any costs or expenses in excess of the specific amount budgeted for such cost or expense in the Total Project Budget, all of which costs and expenses shall be promptly paid for by Borrower from Borrower's equity funds.

          2.6.10 All interest payments due under the Note shall be paid by Borrower. Borrower shall not be reimbursed for interest payments allocable to periods prior to the commencement of construction of the Improvements. After the commencement of construction of the Improvements, advances from the Loan Proceeds for reimbursement of interest paid under the Note and for payment of other soft costs shall be made (i) only in conjunction with approved advances for hard construction costs and shall not be the basis for separate advances,
(ii) only to the extent provided for in the Total Project Budget, and (iii) only if agreed to by Lender in accordance with Section 2.6.2.2 hereof.

          2.6.11 Borrower shall promptly pay when due from Borrower's own funds, any costs for which Lender makes no advance pursuant to the terms of this Agreement.


          2.6.12 Any sum which, in accordance with any provision of this Agreement, shall be payable by Borrower to Lender, at the election of Lender, shall be deemed an advance by Lender to Borrower pursuant to the provisions of this Agreement.

          2.6.13 If Borrower shall fail to promptly pay (i) any installment of interest due under the Note, (ii) any construction supervisory fee incurred by Lender pursuant to Section 2.6.3.3 hereof, (iii) any expenses incurred by Lender as set forth in Section 2.10 hereof (including without limiting the generality of the foregoing, legal fees) or (iv) any other sums due to Lender under the Note, this Agreement or any of the Security Instruments, Lender shall be authorized to charge Borrower's checking account with Lender for the amount so due without the further approval of Borrower.

          2.6.14 Lender reserves the right to refuse to make any advance(s) of the Loan (i) if, in Lender's sole determination, to do so would result in the advance being made more than twenty-five (25) days after the last day of the period stated in an accurate, duly executed partial waiver and subordination of lien form in substantially the form provided by M.G.L. c.254, (S)32; (ii) if, in Lender's sole determination, to do so would jeopardize the priority of the liens granted to Lender pursuant to the Security Instruments; (iii) if, following Lender's request, Borrower fails to record, or to cause to be recorded, a bond pursuant to M.G.L. c.254, (S) 14 sufficient in form, substance and amount to dissolve any lien which may encumber the Premises; or (iv) if, in Lender's discretion, reasonably exercised, the Borrower's ability to repay the Loan is impaired; or (v) if there shall have been filed or recorded documents claiming a lien pursuant to M.G.L. c.254, (S)4, which lien or claim of lien is not dissolved or waived prior to or contemporaneously with said advance.

     2.7  Insurance
          ---------

          Borrower shall maintain insurance at its own expense in the form, type (including without limitation, fire, extended coverage, liability, builder's risk. collapse, earthquake and workers' compensation) and amounts reasonably required by Lender, which insurance shall name Lender as an additional insured party and loss payee and shall (to the extent obtainable) provide that (i) such insurance may not be cancelled or amended without at least thirty (30) days prior written notice to Lender, and (ii) no act or omission or negligence of Borrower, its agents or employees, shall in any way affect the validity of such insurance insofar as Lender is concerned. Borrower has the right of free choice in the selection of the agent and insurer through or by which insurance required hereunder is to be placed; provided, however, that all such insurance coverage shall be written by a company with a general policyholder's rating of A or A+ in Best's latest Rating Guide. Certificates evidencing such insurance coverage shall be promptly delivered to Lender. If Borrower shall fail to provide the insurance herein required, Lender may procure same at Borrower's expense, and such expenditure shall be secured by the Security Instruments and be considered an advance by Lender to Borrower pursuant to the provisions of this Agreement.

     2.8  Events of Default
          -----------------

          The occurrence of any one of the following events shall constitute an Event of Default under this Agreement:

          2.8.1 if Borrower fails to pay any principal, interest or late charge under the Note within ten (10) days of the date due or at stated maturity or by acceleration or pursuant to any prepayment requirements;

          2.8.2 if Borrower fails to observe or perform any other covenant, condition or agreement on its part to be observed or performed under the provisions of the Note, this Agreement or any of the Security Instruments within thirty (30) days after the earlier of (a) the date of written notice of default to Borrower from Lender, or (b) the date on which Borrower knew or should have known of the existence of such failure;

          2.8.3 if Borrower fails to pay any amount of money within ten (10) days of the date any such sum becomes due or fails to observe or perform any other covenant, condition or agreement which is the obligation of Borrower to the Lender under any other existing or future note, mortgage, agreement or obligation within thirty (30) days after the earlier of (a) the date of written notice of default to Borrower from Lender, or (b) the date on which Borrower knew or should have known of the existence of such failure;

          2.8.4 if Borrower is unable to pay its debts generally as they become due; an involuntary petition against (if the same is not removed within thirty (30) days), or a voluntary petition by, Borrower under any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or insolvency law; if the Borrower makes any general assignment for the benefit of creditors; or if any trustee, custodian, receiver or liquidator appointed for the Borrower or of all or any part of the Premises or any or all of the rents or income thereof and such appointment remains in effect for more than thirty (30) days;

          2.8.5 if at any time title to the Premises and the Improvements is not satisfactory to Lender by reason of any lien, charge, encumbrance, title condition, or exception (other than exceptions contained in the said title insurance policy to be issued to Lender);

          2.8.6 if the Title Insurance Company shall refuse to insure any advance made hereunder to be secured by the Mortgage as a valid second priority lien on the Premises and the Improvements (to the extent constructed and equipped);

          2.8.7 if Borrower assigns or attempts to assign this Agreement, or any advance made or to be made hereunder, or any interest herein or therein, or if the Premises are conveyed or encumbered (except for the execution of leases consented to by Lender), in any way without the written consent of Lender;

          2.8.8 if any survey, report, or examination, discloses that the Improvements, or any portion thereof, encroach upon or project over a street, or upon or over adjoining property, or violate any setback or other restriction, however created, or any zoning regulations, or any building restriction of any governmental authority having jurisdiction;

          2.8.9 if, for any reason, construction of the Improvements had not been commenced within thirty (30) days of the date of this Agreement;

          2.8.10 if the Improvements are materially damaged or destroyed by fire or otherwise in an amount exceeding $250,000.00 as determined by an independent insurance adjuster acceptable to Lender, and adequate insurance is not available to restore such damage within thirty (30) days of the occurrence of such damage or destruction (as a result of a determination of Lender pursuant to Section 2.4.11 not to make insurance proceeds available or for any other reason);

          2.8.11 if Borrower or Contractor does not construct any of the Improvements substantially in accordance with the Plans previously furnished to and approved in writing by

Lender, as the same may be amended and supplemented with the approval of Lender, and which have been. filed with and approved by all governmental authorities having jurisdiction with respect to the Premises;

          2.8.12 if any representation or warranty herein, or in any report, certificate, financial statement, or other instrument furnished in connection with this Agreement or the advances made hereunder by or on behalf of Borrower shall prove to be false, misleading, or incomplete in any material respect;

          2.8.13 if any mechanics', laborers', materialmen's, or similar statutory liens or any notice thereof shall be filed against the Premises and/or the Improvements and shall not be discharged, subordinated or dissolved within twenty (20) days of such filing;

          2.8.14 if Borrower shall default in the due observance or performance of any covenant, condition or agreement contained in this Agreement on its part to be paid. performed, or observed beyond any applicable grace or cure period;

          2.8.15 if any Event of Default described in the Note or any of the Security Instruments shall occur or any breach or default in the observance or performance of any condition, term, agreement, or covenant contained in the Note or the Security Instruments, or any of them, or any other instrument securing the Note after giving effect to any grace or cure period contained therein shall occur;

          2.8.16 if any voucher is submitted at any time which Borrower knows or has reason to know has not been earned by the payee for services performed or for materials used in or furnished with respect to the Improvements;

          2.8.17 if any cessation occurs at any time in construction of the Improvements for more than two (2) weeks except for strikes, riots, or other causes beyond Borrower's control, or if any substantial change is made in the schedule for the construction thereof from that provided in the Plans or this Agreement;

          2.8.18 if the cost to complete the Improvements, as estimated by Lender in good faith, at any time appears likely to exceed the balance of funds retained by Lender after deducting from the amount hereof the total of unpaid vouchers outstanding, and Borrower fails to pay the deficiency as required by
Section 2.5.3.4 hereof;

          2.8.19 if Borrower requests a termination of the Loan or confesses inability to continue performance in accordance with this Agreement; or

          2.8.20 if at any time Borrower permits any transfer, sale, redemption, retirement, or other change in the ownership of more than forty-nine percent (49%) of the outstanding voting stock of Borrower.

          2.8.21 if IP Fibre Devices (UK) Limited defaults on its obligations under, or terminates or attempts to terminate, the Corporate Guaranty;

          2.8.22 if Dr. Valentin P. Gapontsev defaults on his obligations under, or terminates or attempts to terminate, the Individual Guaranty; or

          2.8.23 the occurrence of a default or event of default under any of the Security Instruments beyond any applicable grace period.

     2.9  Lender's Rights and Remedies Upon Default
          -----------------------------------------

          2.9.1 Upon the occurrence of any Event of Default as hereinabove referred to in Section 2.8, all obligations on the part of Lender to make advances under this Agreement, if Lender so elects, shall cease and terminate, and, at the option of Lender, the Note shall become immediately due and payable, and Lender shall thereupon be authorized and empowered to exercise any rights of foreclosure or as otherwise provided for the realization of any security for the Note covered by any of the Security Instruments; but Lender may make any advances or portions of advances, after the occurrence of any such Event of Default, without thereby waiving its right to demand payment of Borrower's indebtedness evidenced by the Note and secured by the Security Instruments, and without becoming liable to make any other or further advances as hereinabove contemplated by this Agreement.

          2.9.2 In addition to the remedies hereinabove provided, upon the occurrence of any one or more of the Events of Default, Lender shall be authorized and empowered, at its election, (i) to enter upon the Premises and construct, equip and/or complete the Improvements in accordance with the Plans, with such changes therein as Lender may from time to time, in its sole discretion, deem appropriate, and to appoint watchmen to protect the Improvements, all at the risk, cost and expense of Borrower; (ii) to discontinue, at any time, any work with respect to the Improvements commenced by it or change any course of action undertaken by it in connection therewith, and shall not be bound by any limitations or requirements of time, whether set forth herein or otherwise; and/or (iii) to assume any construction contract or related agreement made by Borrower in any way pertaining to the Improvements and to take over and use all or any part or parts of the labor, materials, supplies, and equipment contracted for by Borrower, whether or not previously incorporated into the Improvements, all in the sole discretion of Lender.

          2.9.3 In connection with any construction, equipping, and/or completion of the Improvements undertaken by Lender pursuant to the provisions of Subsection 2.9.2 (but without intending hereby to limit the powers and discretions conferred by said subsection), Lender may engage builders, contractors, architects, engineers, and others for the purpose of furnishing labor, materials, and equipment for the Improvements; pay, settle, or compromise all bills or claims which may become liens against the Improvements and the Premises or which have been or shall be incurred in any manner in connection with such construction, equipping, and/or completion of the Improvements; and take such action or refrain from acting hereunder as Lender may, in its sole discretion, from time to time determine, without limitation, to carry out the intent of this Section 2.9.

          2.9.4 Borrower shall be liable to Lender for all costs paid or incurred for the construction, completion, and/or equipping of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of Subsections 2.9.2 or 2.9.3, or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender on demand, with interest to the date of payment at the rate set forth in the Note and shall be secured by the Security Instruments.

          2.9.5 Upon the occurrence of any of the Events of Default, the rights, powers, and privileges provided in this Section 2.9 and all other remedies available to Lender under this Agreement or at law or in equity may be exercised by Lender at any time and from time to time, whether or not the indebtedness evidenced and secured by the Note and the Security Instruments shall be due and payable, and whether or not Lender shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Note or any of the Security Instruments.

          2.9.6 For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Section 2.9, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, and with full power of substitution, to execute, acknowledge, and deliver any instruments, and do and perform any acts which are referred to in this Section 2.9 in the name and behalf of Borrower. The power vested in said attorney-in-fact is, and shall be deemed to be, coupled with an interest and cannot be revoked.

     2.10 Expenses of Lender
          ------------------

          Borrower shall pay Lender, on demand, any and all expenses incurred or paid by Lender which relates to this loan transaction, this Agreement, the Note, and any Security Instruments, including (without limitation) the examination of title to the Premises, the cost of title insurance, charges for examining public records in connection with advances from the Loan Proceeds, inspections, drawing of papers, recording and filing fees, revenue stamps, if any, and the reasonable fees and disbursements of counsel and Lender's construction representative. At Lender's election all of such fees or expenses may be paid from the Loan Proceeds hereunder and in such event, shall constitute additional indebtedness of Borrower evidenced by the Note and secured by the Security Instruments.

     2.11 Assignment of This Agreement
          ----------------------------

          Lender may assign, negotiate, or pledge all or any portion of its rights under this Agreement or any of its rights or security with respect to the Note and the Security Instruments, and, in case of such assignment, Borrower shall accord full recognition thereto. Borrower shall not assign or attempt to assign directly or indirectly, any of its rights under this Agreement or under any instrument referred to herein without the prior written consent of Lender.

     2.12 General Provisions
          ------------------

          2.12.1 The captions in this instrument are for convenience and reference only and do not define, limit, or describe the scope of the provisions hereof.

          2.12.2 The terms, covenants, agreements, and conditions contained herein shall extend to, include and inure to the benefit of, and be binding upon Borrower and Lender and their respective heirs, executors, administrators, successors and assigns, and may not be terminated, changed, or amended orally.

          2.12.3 Any notice, demand, request, instruction, document, or other communication to be given hereunder or in connection herewith shall be in writing and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to Lender:            FAMILY BANK, FSB
                                   370 Main Street
                                   Worcester, MA  01608
                                   Attention:  Senior Commercial Loan Officer

          with a copy to:          George W. Tetler III, Esquire
                                   Bowditch & Dewey, LLP
                                   311 Main Street
                                   Worcester, MA  01608

          If to Borrower:          IPG PHOTONICS CORPORATION
                                   660 Main Street
                                   Sturbridge Business Park
                                   P.O. Box 519
                                   Sturbridge, MA 01566
                                   Attention:  Controller

          with a copy to:          Joel P. Greene, Esquire
                                   Lane, Greene, Murtha & Edwards, LLP
                                   446 Main Street, Suite 1500
                                   Worcester, MA  01608


Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner herein provided for giving notice. Any such notice, demand, request, or other communication shall be deemed given when mailed as aforesaid.

          2.12.4 BORROWER AND LENDER MUTUALLY WAIVE ANY RIGHTS TO A TRIAL BY JURY, WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR SUCCESSORS AND ASSIGNS, WHICH RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE SECURITY INSTRUMENTS, THE OBLIGATIONS, OR THE RELATIONSHIP BY AND AMONG BORROWER, ANY CO-OBLIGOR OR GUARANTOR, LENDER AND/OR ANY OR ALL OF THEM.

          2.12.5 This Agreement has been made in the Commonwealth of Massachusetts, and the provisions thereof shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

                                    FAMILY BANK, FSB


                                    By /s/ Douglas J. G. MacLean
-------------------------------        ---------------------------------------
Witness                                Douglas J. G. MacLean, Vice President


                                    IPG PHOTONICS CORPORATION


/s/  Joel P. Greene                 By /s/ Valentin P. Gapontsev
-------------------------------        ---------------------------------------
Witness                                Valentin P. Gapontsev, Its President

                                   EXHIBIT A

The land in Oxford, Worcester County, Massachusetts situated on the easterly side of Old Webster Road and being shown as two (2) parcels of land on a plan entitled "Boundary Plan prepared to Elmar Realty Trust, by CME Associates, Inc., Engineers & Planners, Southbridge, Massachusetts, Scale 1" = 100, dated October 1, 1999", recorded with the Worcester Registry of Deeds in Plan Book 748, Plan 89, and shown as "N/F Elmar Realty Trust, area = 2.4 acres" and "N/F Elmar Realty Trust, area = 34.0 Acres, more or less".

Together with all rights of the Borrower, if any, in and to the French River.

BEING the same premises conveyed to the Borrower by deed of Elmar Realty Trust dated November 11, 1999 and recorded with the Worcester Registry of Deeds in Book 22042, Page 324.

                                   EXHIBIT B

                            PLANS AND SPECIFICATIONS

                       DELIVERED DIRECTLY TO THE LENDER

                                   EXHIBIT C

                              PERMITTED EXCEPTIONS

                                      NONE

                                   EXHIBIT D

                              TOTAL PROJECT BUDGET

                        DELIVERED DIRECTLY TO THE LENDER